SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2009 (March 2, 2009)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information, including Exhibit 99.1 to this Form 8-K, is being furnished, not filed, pursuant to Item 2.02 - Results of Operations and Financial Condition of Form 8-K.

On March 2, 2009, MBIA Inc. (“MBIA”) issued a press release announcing its results of operations for the year ended December 31, 2008.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 2.02 as if fully set forth herein.

Item 7.01.     REGULATION FD DISCLOSURE.

On March 3, 2009, MBIA is posting on its Web site, www.mbia.com, under the section “Selected Exposures,” certain information on its insured structured finance portfolio as well as detailed information on its multi-sector CDO portfolio.  The information will be posted as “MBIA’s Insured Structured Finance Portfolio” and “MBIA’s Multi-Sector CDO Portfolio” and will be presented as of March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008.

On March 3, 2009, MBIA is also posting on its Web site, www.mbia.com, a presentation for the financial results conference call to be held on March 3, 2009 at 8:00 a.m. EST.

On March 3, 2009, MBIA is also posting on its Web Site, www.mbia.com, a copy of a letter received by MBIA from the New York State Insurance Department, dated February 17, 2009, approving various actions in connection with the establishment of MBIA Insurance Corp. of Illinois as  a separate domestic public finance bond insurance company and the reinsurance by MBIA Insurance Corp. of Illinois of  $554 billion of MBIA Insurance Corporation’s domestic public finance policies, which was described in MBIA’s Current Report on Form 8-K dated February 20, 2009.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

99.1      Press Release issued by MBIA Inc. dated March 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	March 3, 2009

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated March 3, 2009

Exhibit 99.1	Press Release issued by MBIA Inc. dated March 2, 2009.